Exhibit 1
EXHIBIT 1 – JOINT FILING AGREEMENT
Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock of The Mills Corporation, is being filed with the Securities and Exchange Commission jointly pursuant to Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

SIMON PROPERTY GROUP, INC.

	By:	/s/ Stephen E. Sterrett
		Name:	Stephen E. Sterrett
		Title:	Executive Vice President and Chief
Financial Officer

SIMON PROPERTY GROUP, L.P.

	By:		/s/ Stephen E. Sterrett
	Name:		Stephen E. Sterrett
	Title:		Executive Vice President and Chief
Financial Officer of Simon Property Group, Inc., General Partner of Simon Property Group, L.P

Dated: February 21, 2007